CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

-- Sales and Orders Increase 9.0% and 7.3%, respectively --
-- Adjusted Operating Income Increases to $16.9 million --
-- $0.08 Adjusted Earnings Per Share --

ATLANTA, Georgia, April 28, 2010 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the first quarter ended April 4, 2010.

Sales for the first quarter of 2010 were $217.2 million, compared with sales of $199.3 million in the first quarter of 2009, an increase of 9.0%.  Excluding a restructuring charge of $3.1 million primarily related to the Company’s European operations, operating income for the 2010 first quarter was $16.9 million, or 7.8% of sales.  This compares with operating income (excluding a $5.7 million restructuring charge) of $8.8 million, or 4.4% of sales, in the first quarter of the prior year.  Including the respective restructuring charges, operating income in the first quarter of 2010 was $13.8 million, or 6.3% of sales, compared with operating income of $3.1 million, or 1.5% of sales, in the first quarter of 2009.

When adjusted to exclude the aforementioned restructuring charge and expenses of $1.1 million relating to the Company’s previously-announced bond redemption, net income attributable to Interface, Inc. in the 2010 first quarter was $4.9 million, or $0.08 per diluted share, compared with a net loss attributable to Interface, Inc. of $0.2 million, or $0.00 per share, in the first quarter of 2009, which was adjusted to exclude the aforementioned restructuring charge.  Including all items in both periods, net income attributable to Interface, Inc. for the 2010 first quarter was $1.9 million, or $0.03 per diluted share, compared with a net loss attributable to Interface, Inc. in the year-ago period of $4.2 million, or $0.07 per share.

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

“The first quarter was a very encouraging start to the year, especially when you consider that historically it’s our slowest period, seasonally,” said Daniel T. Hendrix, President and Chief Executive Officer.  “We experienced our first year-over-year increase in overall sales, and, perhaps most importantly, within the corporate office segment as well, since the economic crisis hit in 2008.  Our improved performance also reflected the continued successful execution of our end-market diversification strategy, as we saw solid growth in the education, retail and hospitality sectors, and the ongoing secular shift in overall market demand towards carpet tile.  Geographically, we saw excellent results in the Asia-Pacific region, while momentum in North America showed significant improvement and Europe, which has been our softest region, held up well on a currency adjusted basis.  Emerging markets, particularly China, India and Latin America, were remarkably robust during the quarter.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We continued to execute against our strategic plan, including reducing our debt, managing our cost structure, and making further strategic expenditures in sales and marketing.  Through the downturn, we have been focused on serving customers from a lower fixed cost base and strengthening our overall business model.  As a result of tight cost controls and the improved efficiency in our operations, we were able to generate a significant expansion in operating profit margin year-over-year, and we believe that the Company is favorably positioned to continue to capitalize on an emerging global recovery.”

Mr. Hendrix concluded, “We are encouraged by recent order trends, as orders in the first quarter exceeded fourth quarter levels, which is atypical given the seasonality of our business.  Combined with our recent sales performance, this makes us optimistic about a continued recovery.  For the remainder of 2010, we will continue to focus on driving the market’s secular shift to carpet tile, further diversifying and penetrating our end markets, investing in innovation, expanding our manufacturing and sales and marketing footprint in emerging markets such as China and India, and leading the way in the pursuit of sustainability.”

The Company will host a conference call tomorrow, April 29, 2010, at 9:00 a.m. Eastern Time, to discuss its first quarter 2010 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=3037414 or through the Company’s website at http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	04/04/10	04/05/09

Net Sales	$217,191	$199,308
Cost of Sales	143,817	136,139
Gross Profit	73,374	63,169
Selling, General & Administrative Expenses	56,488	54,371
Restructuring Charges	3,131	5,724
Operating Income	13,755	3,074
Interest Expense	8,822	7,673
Bond Retirement Expenses	1,085	--
Other Expense (Income), Net	98	(750)
Income (Loss) Before Taxes	3,750	(3,849)
Income Tax Expense (Benefit)	1,644	(476)
Income (Loss) from Continuing Operations	2,106	(3,373)
Discontinued Operations, Net of Tax	--	(650)
Net Income (Loss)	$2,106	$(4,023)

Net Income Attributable to Non-Controlling Interest in Subsidiary	(236)	(129)
Net Income (Loss) Attributable to Interface, Inc.	$1,870	$(4,152)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.03	$(0.06)
Discontinued Operations	--	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic	$0.03	$(0.07)

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.03	$(0.06)
Discontinued Operations	--	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted	$0.03	$(0.07)

Common Shares Outstanding – Basic	63,332	61,770
Common Shares Outstanding – Diluted	63,874	61,770

Orders from Continuing Operations	$229,800	$214,200
Backlog (as of 04/04/10 and 04/05/09, respectively)	$113,300	$105,100

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	04/04/10	01/03/10
Assets
Cash	$71,376	$115,363
Accounts Receivable	129,920	129,833
Inventory	115,846	112,249
Other Current Assets	33,904	29,028
Assets of Businesses Held for Sale	1,500	1,500
Total Current Assets	352,546	387,973
Property, Plant & Equipment	157,413	162,269
Other Assets	175,234	176,997
Total Assets	$685,193	$727,239

Liabilities
Accounts Payable	$42,557	$35,614
Accrued Liabilities	97,100	101,143
Current Portion of Long-Term Debt	--	14,586
Total Current Liabilities	139,657	151,343
Senior and Senior Subordinated Notes	255,498	280,184
Other Long-Term Liabilities	47,239	49,531
Total Liabilities	442,394	481,058
Shareholders’ Equity	242,799	246,181
Total Liabilities and Shareholders’ Equity	$685,193	$727,239

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In millions)	04/04/10		04/05/09

Net Income (Loss)		$2.1		$(4.0)
Adjustments for Discontinued Operations		--		0.7
Net Income (Loss) from Continuing Operations		$2.1		$(3.3)
Depreciation and Amortization		6.1		6.2
Deferred Income Taxes and Other Items		(2.2)		(4.6)
Change in Working Capital
Accounts Receivable	(1.5)		30.1
Inventories	(4.4)		2.3
Prepaids and Other Current Assets	(6.2)		(4.3)
Accounts Payable and Accrued Expenses	7.2		(27.7)
Cash Provided by (Used in) Operating Activities		1.1		(1.3)
Cash Used in Investing Activities		(3.7)		(4.7)
Cash Used in Financing Activities		(40.2)		(10.4)
Effect of Exchange Rate Changes on Cash		(1.2)		(0.4)
Net Increase (Decrease) in Cash		$(44.0)		$(16.8)

INTERFACE REPORTS FIRST QUARTER 2010 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended
	04/04/10	04/05/09	% Change
Net Sales
Modular Carpet	$194.0	$176.4	10.0%
Bentley Prince Street	23.2	22.9	1.3%
Total	$217.2	$199.3	9.0%

Operating Income (Loss)
Modular Carpet	$17.2	$6.7	156.7%
Bentley Prince Street	(1.4)	(3.0)	53.3%
Corporate Income, Expenses and Eliminations	(2.0)	(0.6)	(233.3%)
Total	$13.8	$3.1	345.2%

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

	Three Months Ended 04/04/10	Three Months Ended 04/05/09
Operating Income, Excluding Restructuring Charge	$16.9	$8.8
Restructuring Charge	(3.1)	(5.7)
Operating Income, As Reported	$13.8	$3.1

	Three Months Ended 04/04/10	Three Months Ended 04/05/09
Net Income (Loss) Attributable to Interface, Inc., Excluding Restructuring Charge and Bond Retirement Expenses	$4.9	$(0.2)
Restructuring Charge, (Net of Tax of $0.8 Million and $1.7 Million for 2010 and 2009, Respectively)	(2.3)	(4.0)
Bond Retirement Expenses, (Net of Tax of $0.4 Million)	(0.7)	--
Net Income (Loss) Attributable to Interface, Inc., As Reported	$1.9	$(4.2)

	Three Months Ended 04/04/10	Three Months Ended 04/05/09

Earnings (Loss) Per Share, Excluding Restructuring Charge and Bond Retirement Expenses	$0.08	$0.00
Restructuring Charge Per Share, After Tax	(0.04)	(0.07)
Bond Retirement Expenses, After Tax	(0.01)	--
Earnings (Loss) Per Share, As Reported	$0.03	$(0.07)

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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